Exhibit 10.28

OPTION GRANT NOTICE

Skillsoft Corp., a Delaware corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options set forth below (the “Options”), with each Option representing the right to purchase one share of Common Stock, at the Exercise Price per share set forth below. The Options are subject to all of the terms and conditions as set forth in this Option Grant Notice (this “Grant Notice”), in the Option Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Participant: Jeffrey Tarr

Date of Grant: June 11, 2021

Vesting Commencement Date: June 11, 2021

Number of Options: 1,000,000

Exercise Price: $10.75

Option Period Expiration Date: 10th  anniversary of Date of Grant

Type of Option: Nonqualified Stock Option

Vesting Schedule: Subject to Section 2 of the Option Agreement, six-and-one-quarter percent (6.25%) of the Options will vest on each three-month anniversary of the Vesting Commencement Date, such that one-hundred percent (100%) of the Options will be vested on the fourth anniversary of the Vesting Commencement Date, in each case, provided that the Participant has not undergone a Termination prior to the vesting date.

Acknowledgments: The Participant acknowledges receipt of this Grant Notice, the Option Agreement and the Plan and, as an express condition to the grant of the Options hereunder, agrees to bound by the terms of this Grant Notice, the Option Agreement and the Plan. The Participant further acknowledges and agrees that (a) this Grant Notice may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) this Grant Notice may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Grant Notice is countersigned by the Participant.

* * *

[Signature page follows]

Participant

SKILLSOFT CORP.

By:
Sarah Hilty
General Counsel

[Signature page to Option Grant Notice]

OPTION AGREEMENT

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Agreement”) and the Skillsoft Corp. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Skillsoft Corp., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice (the “Options”).

2.Vesting and Termination.

(a)Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.

(b)In the event of the Participant’s Termination by the Service Recipient for Cause (as such term is defined in the Executive Employment Agreement, dated as of October 13, 2020, by and between the Participant and the Company (the “Employment Agreement”)), the then-unexercised Options (whether vested or unvested) shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

(c)In the event of the Participant’s Termination due to death or Disability (as such term is defined in the Employment Agreement) prior to the time that all of the Options have vested, the then-unvested Options shall vest in full. Following such Termination, each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period).

(d)In the event of the Participant’s Termination for any reason other than by the Service Recipient for Cause or due to death or Disability prior to the time that all of the Options have vested, the then-unvested Options shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination. Following such Termination, each outstanding vested Option shall remain exercisable for 90 days thereafter (but in no event beyond the expiration of the Option Period).

(e)Notwithstanding Section 2(d), in the event of the Participant’s Termination by the Service Recipient without Cause or by the Participant for Good Reason (as such terms are defined in the Employment Agreement) prior to the time that all of the Options have vested, subject to the conditions set forth in Section 9 of the Employment Agreement, the then-unvested Options that were scheduled to vest and become exercisable over the one-year period immediately following such Termination shall continue to vest and become exercisable over such one-year period in accordance with the vesting schedule set forth in the Grant Notice. Following such Termination, each outstanding vested Option shall remain exercisable until the first anniversary of such Termination (but in no event beyond the expiration of the Option Period).

(f)In the event of a Change in Control prior to the time that all of the Options have vested, the then-unvested Options shall vest in full.

3.Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or his or her designee; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided that the Participant shall obtain written consent from the Company prior to the use of the methods described in Section 7(d)(ii)(A) or (C) of the Plan.

4.Issuance of Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third‑party plan administrator.

5.Participant.  Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the persons to whom the Options may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such persons.

6.Non-Transferability. The Options are not transferable by the Participant; provided, however, to the extent permitted by the Committee in accordance with Section 13(b) of the Plan, vested Options may be transferred to Permitted Transferees. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

7.Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until the Participant shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

8.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

9.Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the foregoing, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.No Right to Continued Employment or Service. This Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.

11.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13.Governing Law. The provisions of Section 13(q) of the Plan are incorporated herein by reference and made a part hereof. Notwithstanding anything contained in this Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of the State of Delaware.

14.Plan and Employment Agreement.  The terms and provisions of the Plan are incorporated herein by reference and made a part hereof. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement (including the Grant Notice), the Plan shall govern and control. In the event of a conflict or inconsistency between the terms and provisions of this Agreement (including the Grant Notice) and the Employment Agreement, the Employment Agreement shall govern and control.

15.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.Entire Agreement. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.